The information in this pricing supplement is not complete and may be changed. We may not deliver these securities until a final pricing supplement is delivered. This pricing supplement and the accompanying prospectus and prospectus supplement do not constitute an offer to sell these securities and they are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

       Subject to Completion, Pricing Supplement dated September 30, 1999

PROSPECTUS Dated May 5, 1999                        Pricing Supplement No. 24 to
PROSPECTUS SUPPLEMENT                       Registration Statement No. 333-75289
Dated May 6, 1999                                              Dated      , 1999
                                                                  Rule 424(b)(3)

                                   $25,000,000
                        Morgan Stanley Dean Witter & Co.
                           MEDIUM-TERM NOTES, SERIES C
                             Senior Fixed Rate Notes

                                -----------------

                      6% Reset PERQS due December 15, 2001
                          Mandatorily Exchangeable For
                  Shares of Common Stock of ORACLE CORPORATION

      Reset Performance Equity-linked Redemption Quarterly-pay SecuritiesSM
                                ("Reset PERQSSM")

The Reset PERQS will pay 6% interest per year but do not guarantee any return of principal at maturity. Instead the Reset PERQS will pay at maturity a number of shares of Oracle common stock based on the closing prices of Oracle common stock in December of 2000 and at maturity, in each case subject to a cap price.

o    The principal amount and issue price of each Reset PERQS is $           ,
     which is one-half of the closing price of Oracle common stock on the day we offer the Reset PERQS for initial sale to the public.

o    We will pay 6% interest (equivalent to $          per year) on the
     $          principal amount of each Reset PERQS. Interest will be paid quarterly, beginning December 15, 1999.

o At maturity you will receive shares of Oracle common stock in exchange for each Reset PERQS at an exchange ratio. The initial exchange ratio is one-half of a share of Oracle common stock per Reset PERQS. However, if the price of Oracle common stock appreciates above the first year cap price for December 15, 2000 or the second year cap price for December 13, 2001, the exchange ratio will be adjusted downward, and you will receive an amount of Oracle common stock per Reset PERQS that is less than one-half of a share.

o    The first year cap price is $          , or      % of the closing price of
     Oracle common stock on the day we offer the Reset PERQS for initial sale to the public. If on December 15, 2000, the price of Oracle common stock is higher than the closing price of Oracle common stock on the day we offer the Reset PERQS for initial sale to the public, we will raise the cap price to % of the closing price of Oracle common stock on December 15, 2000. Otherwise the cap price will remain unchanged in the second year. The
     maximum you can receive at maturity is Oracle common stock worth $      per
     Reset PERQS.

o Investing in Reset PERQS is not equivalent to investing in Oracle common stock.

o Oracle Corporation is not involved in this offering of Reset PERQS in any way and will have no financial obligation with respect to the Reset PERQS.

o We will apply to list the Reset PERQS to trade under the proposed symbol "ORP" on the American Stock Exchange, Inc.

You should read the more detailed description of the Reset PERQS in this pricing supplement. In particular, you should review and understand the descriptions in"Summary of Pricing Supplement" and "Description of Reset PERQS." "Reset Performance Equity-linked Redemption Quarterly-pay Securities" and "Reset PERQS" are our service marks.

The Reset PERQS are riskier than ordinary debt securities. See "Risk Factors" beginning on PS-6.

                                 --------------

                             PRICE $ PER RESET PERQS

                                 --------------

                                                    Agent's      Proceeds to
                               Price to Public    Commissions    the Company
                               ---------------    -----------    -----------
Per Reset PERQS................       $                $              $
Total..........................       $                $              $

If you purchase at least 150,000 Reset PERQS in any single transaction and you comply with the holding period requirement described under "Supplemental Information Concerning Plan of Distribution" in this pricing supplement, the price will be $ per Reset PERQS (98.625% of the Issue Price). In that case, the underwriting discounts and commissions will be $ per Reset PERQS.

                           MORGAN STANLEY DEAN WITTER

                      (This page intentionally left blank)

                          SUMMARY OF PRICING SUPPLEMENT

         The following summary describes the Reset PERQS we are offering to you in general terms only. You should read the summary together with the more detailed information that is contained in the rest of this pricing supplement and in the accompanying prospectus and prospectus supplement. You should carefully consider, among other things, the matters set forth in "Risk Factors."

         The Reset PERQS offered are medium-term debt securities of Morgan Stanley Dean Witter & Co. The return on the Reset PERQS is linked to the performance of Oracle Corporation common stock, which we refer to as Oracle Stock. The Reset PERQS also provide fixed quarterly payments at an annual rate of 6% based on the principal amount of each Reset PERQS. Unlike ordinary debt securities, Reset PERQS do not guarantee the return of principal at maturity. Instead the Reset PERQS pay a number of shares of Oracle Stock at maturity based on the performance of this stock, either up or down, subject to a maximum value in each year. We may not redeem the Reset PERQS prior to maturity.

Each Reset PERQS         We, Morgan Stanley Dean Witter & Co., are offering 6%
costs                    Reset Performance Equity-linked $ Redemption
                         Quarterly-pay Securities(sm) due December 15, 2001,
                         which we refer to as the Reset PERQS(sm). The
                         principal amount and issue price of each Reset PERQS
                         is $       , which is one-half of the closing price of
                         Oracle Stock on the day we offer the Reset PERQS for initial sale to the public.

No guaranteed            Unlike ordinary debt securities, the Reset PERQS do not
return of principal      guarantee any at return of principal maturity. Instead
                         the Reset PERQS will pay an amount of Oracle Stock based on the market price of Oracle Stock, either up or down, on December 15, 2000 and at maturity, in each case subject to a cap price. Investing in Reset PERQS is not equivalent to investing in Oracle Stock.

6% interest on the       We will pay interest on the Reset PERQS, at the rate of
principal amount         6% of the per year, principal amount quarterly on each
                         March 15, June 15, September 15 and December 15, beginning December 15, 1999. The interest rate we pay on the Reset PERQS is more than the current dividend rate on the Oracle Stock. The Reset PERQS will mature on December 15, 2001.

Your appreciation        The appreciation potential of each Reset PERQS is
potential is capped      limited in each year by the cap price. The cap price
                         through December 15, 2000 is $      , or     % of the
                         closing price of Oracle Stock on the day we offer the Reset PERQS for initial sale to the public ("First Year
                         Cap Price"). The cap price thereafter until maturity
                         ("Second Year Cap Price") will be the higher of % of the closing price of Oracle Stock on December 15, 2000 and the First Year Cap Price. The maximum you can receive at maturity is Oracle Stock worth $ per Reset
                         PERQS.

Payment at Maturity      At maturity, for each $ principal amount of Reset PERQS
                         you hold, we will give to you a number of shares of Oracle Stock equal to the exchange ratio. The initial exchange ratio is one-half of a share of Oracle Stock per Reset PERQS and may be adjusted as follows:

                                         First Year Adjustment

                            The exchange ratio will be adjusted downward if the market price of Oracle Stock exceeds the First Year Cap Price on December 15, 2000.

                            The adjusted exchange ratio will be calculated as follows:

New Exchange   Initial Exchange               First Year Cap Price
   Ratio     =      Ratio      x -----------------------------------------------
                                 Oracle Stock closing price on December 15, 2000

                            If the market price of Oracle Stock on December 15, 2000 is the same as or less than the First Year Cap Price, we will not adjust the exchange ratio at that time.

                                         Second Year Adjustment

                            The exchange ratio may be adjusted downward again at maturity, but only if the market price of Oracle Stock at maturity exceeds the Second Year Cap Price. The final exchange ratio will then be calculated as follows:

     Final Exchange   Existing Exchange           Second Year Cap Price
         Ratio      =       Ratio       x --------------------------------------
                                          Oracle Stock closing price at maturity

                            If the market price of Oracle Stock at maturity is the same as or less than the Second Year Cap Price, we will not adjust the Exchange Ratio at maturity.

                         On the next page, we have provided a table titled "Hypothetical Payments on the Reset PERQS." The table demonstrates the effect of these adjustments to the exchange ratio under a variety of hypothetical price scenarios. You should examine the table for examples of how the payout on the Reset PERQS could be affected under these or other potential price scenarios. This table does not show every situation that may occur.

                         You can review the prices of Oracle Stock for the last three years in the "Historical Information" section of this pricing supplement.

                         During the life of the Reset PERQS, Morgan Stanley & Co. Incorporated or its successors, which we refer to as MS & Co., acting as calculation agent, will also make adjustments to the effective exchange ratio to reflect the occurrence of certain corporate events that could affect the market price of Oracle Stock. You should read about these adjustments in the sections called "Description of Reset PERQS--Exchange at Maturity," "--Exchange Factor" and "--Antidilution Adjustments."

The Calculation Agent    We have appointed MS & Co. to act as calculation agent
                         for The Chase Manhattan Bank, the trustee for our senior notes. As calculation agent, MS & Co. will determine the exchange ratio and the cap prices and calculate the amount of Oracle Stock that you will receive at maturity.

No affiliation with      Oracle Corporation is not an affiliate of ours and is
Oracle Corporation       not involved with this offering in any way. The
                         obligations represented by the Reset PERQS are obligations of Morgan Stanley Dean Witter & Co. and not of Oracle Corporation.

More information on      The Reset PERQS are senior notes issued as part of our
the Reset PERQS          Series C medium-term note program. You can find a
                         general description of our Series C medium-term note program in the accompanying prospectus supplement dated
                         May 6, 1999. We describe the basic features of this type of note in the sections called "Description of Notes--Fixed Rate Notes" and "--Exchangeable Notes."

                         For a detailed description of terms of the Reset PERQS including the specific mechanics and timing of the exchange ratio adjustments, you should read the "Description of Reset PERQS" section in this pricing supplement. You should also read about some of the risks involved in investing in Reset PERQS in the section called "Risk Factors."

How to reach us          You may contact your local Morgan Stanley Dean Witter
                         branch office or our principal executive offices at 1585 Broadway, New York, New York, 10036 (telephone number (212) 761-4000).

                    HYPOTHETICAL PAYMENTS ON THE RESET PERQS

         For each Reset PERQS, the following table illustrates, for a range of First Year Closing Prices and Maturity Prices, any adjustments we would make to the Exchange Ratio and the Second Year Cap Price and the resulting payout at maturity and total return on each Reset PERQS. The following assumptions were made:

       o   Initial Price of Reset PERQS:                    $22.00
       o   Initial Oracle Stock Price:                      $44.00
       o   First Year Cap:                                  136%
       o   Second Year Cap:                                 136%
       o   Interest Rate:                                     6% per year
       o   Maturity:                                        26 months


 Initial Price                     Initial
   of Reset      Initial Oracle    Exchange     First Year      First Year          12/15/00
    PERQS         Stock Price       Ratio        Cap Price     Closing Price     Exchange Ratio
 -------------   --------------    --------     ----------     -------------     --------------
    $22.00           $44.00         0.50000       $59.84           $35.00            0.50000
    $22.00           $44.00         0.50000       $59.84           $35.00            0.50000
    $22.00           $44.00         0.50000       $59.84           $35.00            0.50000
    $22.00           $44.00         0.50000       $59.84           $50.00            0.50000
    $22.00           $44.00         0.50000       $59.84           $50.00            0.50000
    $22.00           $44.00         0.50000       $59.84           $50.00            0.50000
    $22.00           $44.00         0.50000       $59.84           $90.00            0.33244
    $22.00           $44.00         0.50000       $59.84           $90.00            0.33244
    $22.00           $44.00         0.50000       $59.84           $90.00            0.33244
    $22.00           $44.00         0.50000       $59.84           $59.84            0.50000
                                                     ^
                                                 136% of
                                              Initial Oracle
                                               Stock Price


                                                              Reset PERQS
                                                          Payout at Maturity            Reset PERQS
   Second Year       Oracle Stock       Exchange Rate          Based on           Payout at Maturity plus
    Cap Price      Maturity Price(1)     at Maturity       Oracle Stock Price            6% Coupon
   -----------     -----------------    -------------     -------------------     -----------------------
     $59.8400          $25.0000            0.50000              $12.50                     $15.36
     $59.8400          $50.0000            0.50000              $25.00                     $27.86
     $59.8400          $85.0000            0.35200              $29.92                     $32.78
     $68.0000          $45.0000            0.50000              $22.50                     $25.36
     $68.0000          $60.0000            0.50000              $30.00                     $32.86
     $68.0000          $90.0000            0.37778              $34.00                     $36.86
    $122.4000          $75.0000            0.33244              $24.93                     $27.79
    $122.4000         $100.0000            0.33244              $33.24                     $36.10
    $122.4000         $150.0000            0.27127              $40.69                     $43.55
     $81.3824          $81.3824            0.50000              $40.69                     $43.55
        ^                                                          ^
 Greater of (x)                                             Maturity Price
  136% of First                                             times Adjusted
  Year Closing                                              Exchange Ratio
  Price and (y)
   First Year
    Cap Price


----------
  1 The Oracle Stock Maturity Price does not include any dividend payments that may have been paid to holders of Oracle Stock.

                                  RISK FACTORS

         The Reset PERQS are not secured debt and are riskier than ordinary debt securities. Because the return to investors is linked to the performance of Oracle Stock, there is no guaranteed return of principal. To the extent that the final market price of Oracle Stock at maturity is either less than today's market price or not sufficiently above today's market price to compensate for a downward adjustment of the exchange ratio, if any, at December 15, 2000, investors will lose money on their investment. Investing in Reset PERQS is not equivalent to investing directly in Oracle Stock. This section describes the most significant risks relating to the Reset PERQS. You should carefully consider whether the Reset PERQS are suited to your particular circumstances before you decide to purchase them.


Reset PERQS Are Not           The Reset PERQS combine features of equity and
Ordinary Senior Notes --      debt. The terms of the Reset PERQS differ from
No guaranteed return of       those of ordinary debt securities in that we will
principal                     not pay you a fixed amount at maturity. Our
                              payment to you at maturity will be a number of shares of Oracle Stock based on the market price of Oracle Stock on December 15, 2000 and at maturity. If the final market price of Oracle
                              Stock at maturity is either less than today's market price or not sufficiently above today's market price to compensate for a downward adjustment of the exchange ratio, if any, at December 15, 2000, we will pay you an amount of Oracle Stock with a value less than the principal amount of the Reset PERQS. See "Hypothetical
                              Payments on the Reset PERQS" above.

Your Appreciation             The appreciation potential of the Reset PERQS is
Potential Is Limited          limited because of the cap prices. Even though the
                              $       issue price of one Reset PERQS is equal to
                              today's market price of one share of Oracle Stock multiplied by the initial exchange ratio, you may receive a lesser fractional amount of Oracle Stock per Reset PERQS at maturity if the initial exchange ratio of one-half of a share has been adjusted downwards. If the price of Oracle Stock appreciates above both the cap price for December
                              15, 2000 and the cap price for December 13, 2001, the initial exchange ratio of one-half of a share of Oracle Stock per Reset PERQS will be reduced twice.

                              The exchange ratio and the final market price of Oracle Stock at maturity will be determined on December 13, 2001, which is two trading days prior to maturity of the Reset PERQS. If the price of Oracle Stock is lower on the actual maturity date than it was on December 13, 2001, the value of any Oracle Stock you receive will be less. Under no circumstances will you receive an amount of Oracle Stock for each Reset PERQS worth more than $ as of such second scheduled trading day prior to maturity.

Secondary Trading             There may be little or no secondary market for the
May Be Limited                Reset PERQS. Although we will apply to list the
                              Reset PERQS on the American Stock Exchange, Inc., which we refer to as the AMEX, we may not meet the requirements for listing. Even if there is a secondary market, it may not provide significant liquidity. MS & Co. currently intends to act as a market maker for Reset PERQS but is not required to do so.

Market Price of the Reset     Several factors, many of which are beyond our
PERQS Influenced by Many      control, will influence the value of the Reset
Unpredictable Factors         PERQS. We expect that generally the market price
                              of the Oracle Stock on any day will affect the value of the Reset PERQS more than any other single factor. Because adjustments to the exchange ratio for the Reset PERQS are tied to the closing stock prices on two specific days, however, the Reset PERQS may trade differently from the underlying stock. Other factors that may influence the value of the Reset PERQS include:

                              o the volatility (frequency and magnitude of changes in price) of the Oracle Stock

                              o  the dividend rate on Oracle Stock

                              o economic, financial and political events that affect stock markets generally and which may affect the market price of the Oracle Stock

                              o  interest and yield rates in the market

                              o the time remaining to the maturity of the Reset PERQS

                              o  our creditworthiness

                              Some or all of these factors will influence the price you will receive if you sell your Reset PERQS prior to maturity. For example, you may have to sell your Reset PERQS at a substantial discount from the principal amount if the market price of the Oracle Stock is at, below, or not sufficiently above the initial market price.

                              You cannot predict the future performance of Oracle Stock based on its historical performance. The price of Oracle Stock may decrease so that you will receive at maturity shares of Oracle Stock worth less than the principal amount of the Reset PERQS. We cannot guarantee that the price of Oracle Stock will increase so that you will receive at maturity an amount in excess of the principal amount of the Reset PERQS.

No Affiliation with           We are not affiliated with Oracle Corporation
Oracle Corporation            ("Oracle"). Although we do not have any non-public
                              information about Oracle as of the date of this pricing supplement, we or our subsidiaries may presently or from time to time engage in business with Oracle, including extending loans to, or making equity investments in, Oracle or providing advisory services to Oracle, including merger and acquisition advisory services. Moreover, we have no ability to control or predict the actions of Oracle, including any corporate actions of the type that would require the calculation agent to adjust the payment to you at maturity. Oracle is not involved in the offering of the Reset PERQS in any way and has no obligation to consider your interest as an owner of Reset PERQS in taking any corporate actions that might affect the value of your Reset PERQS. None of the money you pay for the Reset PERQS will go to Oracle.

You Have No                   As an owner of Reset PERQS, you will not have
Shareholder Rights            voting rights or rights to receive dividends or
                              other distributions or any other rights with respect to the Oracle Stock.

Limited Antidilution          MS & Co., as calculation agent, will adjust the
Adjustments                   amount payable at maturity for certain events
                              affecting the Oracle Stock, such as stock splits and stock dividends, and certain other corporate actions involving Oracle, such as mergers.
                              However, the calculation agent is not required to make an adjustment for every corporate event that can affect the Oracle Stock. For example, the calculation agent is not required to make any adjustments if Oracle or anyone else makes a partial tender or partial exchange offer for the Oracle Stock. If an event occurs that does not require the calculation agent to adjust the amount of Oracle Stock payable at maturity, the market price of the Reset PERQS may be materially and adversely affected.

Potential Conflicts of        As calculation agent, MS & Co. will calculate the
Interest between You and      payment to you at maturity of the Reset PERQS. MS
the Calculation Agent         & Co. and other affiliates may also carry out
                              hedging activities related to Reset PERQS or to other instruments, including trading in Oracle
                              Stock as well as in other instruments related to Oracle Stock. MS & Co. and some of our other subsidiaries also trade Oracle Stock and other financial instruments related to Oracle Stock on a regular basis as part of their general broker dealer and other businesses. Any of these activities could influence MS & Co.'s determination of adjustments made to Reset PERQS and, accordingly, could affect your payout on the Reset PERQS.

Tax Treatment                 You should also consider the tax consequences of
                              investing in the Reset PERQS. There is no direct legal authority as to the proper tax treatment of the Reset PERQS, and therefore significant aspects of the tax treatment of the Reset PERQS are uncertain. We do not plan to request a ruling from the Internal Revenue Service ("IRS") regarding the tax treatment of the Reset PERQS, and the IRS or a court may not agree with the tax treatment described in this pricing supplement. Please read carefully the section "Description of Reset
                              PERQS--United States Federal Income Taxation" in this pricing supplement.

                           DESCRIPTION OF RESET PERQS

Terms not defined herein have the meanings given to such terms in the accompanying prospectus supplement. The term "Reset PERQS" refers to each $ principal amount of our 6% Reset PERQS due December 15, 2001, Mandatorily Exchangeable For Shares of Common Stock of Oracle Corporation. In this pricing supplement, the terms "MSDW," "we," "us," and "our" refer to Morgan Stanley Dean Witter & Co.

Principal Amount...........................   $25,000,000

Maturity Date..............................   December 15, 2001

Interest Rate..............................   6% per annum (equivalent to $
                                              per annum per Reset PERQS)

Interest Payment Dates.....................   Each March 15, June 15, September
                                              15 and December 15, beginning
                                              December 15, 1999.

Specified Currency.........................   U.S. Dollars

Issue Price................................   $       per Reset PERQS

Initial Oracle Stock Price.................   $

Original Issue Date (Settlement Date)......          , 1999

CUSIP......................................   61744Y876

Denominations..............................   $      and integral multiples
                                              thereof

First Year Cap Price.......................   $      (    % of the Initial
                                              Oracle Stock Price)

First Year Determination Date..............   December 15, 2000 (or if such date
                                              is not a Trading Day on which no
                                              Market Disruption Event occurs,
                                              the immediately succeeding Trading
                                              Day on which no Market Disruption
                                              Event occurs).

First Year Closing Price...................   First Year Closing Price means the
                                              product of (i) the Market Price of
                                              one share of Oracle Stock and (ii)
                                              the Exchange Factor, each
                                              determined as of the First Year
                                              Determination Date.

Second Year Cap Price......................   Second Year Cap Price means the
                                              greater of (x)     % of the
                                              First Year Closing Price and (y)
                                              the First Year Cap Price. See
                                              "Exchange at Maturity" below.

Maturity Price.............................   Maturity Price means the product
                                              of (i) the Market Price of one
                                              share of Oracle Stock and (ii) the
                                              Exchange Factor, each determined
                                              as of the second scheduled Trading
                                              Day immediately prior to maturity.

Exchange at Maturity.......................   At maturity (including as a result
                                              of acceleration under the terms of
                                              the senior indenture), upon
                                              delivery of each Reset PERQS to
                                              the Trustee, we will apply each
                                              $      principal amount of such
                                              Reset PERQS as payment for a
                                              number of shares of Oracle Stock
                                              at the Exchange Ratio. The initial
                                              Exchange Ratio, initially set at
                                              0.5, is subject to adjustment on
                                              the First Year Determination Date
                                              and at maturity in order to cap
                                              the value of the Oracle Stock to
                                              be received upon delivery of the
                                              Reset PERQS at $   per Reset PERQS
                                              (    %
                                              of the Issue Price). Solely for
                                              purposes of adjustment upon the
                                              occurrence of certain corporate
                                              events, the number of shares of
                                              Oracle Stock to be delivered at
                                              maturity will also be adjusted by
                                              an Exchange Factor, initially set
                                              at 1.0. See "Exchange Factor" and
                                              "Antidilution Adjustments" below.

                                              If the First Year Closing Price is
                                              less than or equal to the First
                                              Year Cap Price, no adjustment to
                                              the Exchange Ratio will be made at
                                              such time. If the First Year
                                              Closing Price exceeds the First
                                              Year Cap Price, the Exchange Ratio
                                              will be adjusted so that the new
                                              Exchange Ratio will equal the
                                              product of (i) the existing
                                              Exchange Ratio and (ii) a fraction
                                              the numerator of which will be the
                                              First Year Cap Price and the
                                              denominator of which will be the
                                              First Year Closing Price. In
                                              addition, on the First Year
                                              Determination Date, the
                                              Calculation Agent will establish
                                              the "Second Year Cap Price" that
                                              will be equal to the greater of
                                              (x) % of the First Year Closing
                                              Price and (y) the First Year Cap
                                              Price. Notice of the Second Year
                                              Cap Price and of any such
                                              adjustment to the Exchange Ratio
                                              shall promptly be sent by
                                              first-class mail to The Depository
                                              Trust Company, New York, New York
                                              (the "Depositary"). If the
                                              Maturity Price is less than or
                                              equal to the Second Year Cap
                                              Price, no further adjustment to
                                              the Exchange Ratio will be made.
                                              If the Maturity Price exceeds the
                                              Second Year Cap Price, the then
                                              existing Exchange Ratio will be
                                              adjusted so that the final
                                              Exchange Ratio will equal the
                                              product of (i) the existing
                                              Exchange Ratio and (ii) a fraction
                                              the numerator of which will be the
                                              Second Year Cap Price and the
                                              denominator of which will be the
                                              Maturity Price. Please review each
                                              example in the table called
                                              "Hypothetical Payments on the
                                              Reset PERQS" on PS-5.

                                              All calculations with respect to
                                              the Exchange Ratios for the Reset
                                              PERQS will be rounded to the
                                              nearest one hundred-thousandth,
                                              with five one-millionths rounded
                                              upwards (e.g., .876545 would be
                                              rounded to .87655); all
                                              calculations with respect to the
                                              Second Year Cap Price will be
                                              rounded to the nearest
                                              ten-thousandth, with five
                                              one-hundred-thousandths rounded
                                              upwards (e.g., $12.34567 would be
                                              rounded to $12.3457); and all
                                              dollar amounts related to payments
                                              at maturity resulting from such
                                              calculations will be rounded to
                                              the nearest cent with one-half
                                              cent being rounded upwards.

                                              We shall, or shall cause the
                                              Calculation Agent to, (i) provide
                                              written notice to the Trustee and
                                              to the Depositary, on or prior to
                                              10:30 a.m. on the Trading Day
                                              immediately prior to maturity of
                                              the Reset PERQS, of the amount of
                                              Oracle Stock to be delivered with
                                              respect to each $ principal amount
                                              of each Reset PERQS and (ii)
                                              deliver such shares of Oracle
                                              Stock (and cash in respect of
                                              interest and any fractional shares
                                              of Oracle Stock) to the Trustee
                                              for delivery to the holders. The
                                              Calculation Agent shall determine
                                              the Exchange Ratio applicable at
                                              the maturity of the Reset PERQS
                                              and calculate the Exchange Factor.

No Fractional Shares.......................   Upon delivery of the Reset PERQS
                                              to the Trustee at maturity
                                              (including as a result of
                                              acceleration under the terms of
                                              the senior indenture), we will
                                              deliver the aggregate number of
                                              shares of Oracle

                                              Stock due with respect to all of
                                              such Reset PERQS, as described
                                              above, but we will pay cash in
                                              lieu of delivering any fractional
                                              share of Oracle Stock in an amount
                                              equal to the corresponding
                                              fractional Market Price of such
                                              fraction of a share of Oracle
                                              Stock as determined by the
                                              Calculation Agent as of the second
                                              scheduled Trading Day prior to
                                              maturity of the Reset PERQS.

Exchange Factor............................   The Exchange Factor will be set
                                              initially at 1.0, but will be
                                              subject to adjustment upon the
                                              occurrence of certain corporate
                                              events affecting the Oracle Stock
                                              through and including the second
                                              scheduled Trading Day immediately
                                              prior to maturity. See
                                              "Antidilution Adjustments" below.

Market Price...............................   If Oracle Stock (or any other
                                              security for which a Market Price
                                              must be determined) is listed on a
                                              national securities exchange, is a
                                              security of The Nasdaq National
                                              Market or is included in the OTC
                                              Bulletin Board Service ("OTC
                                              Bulletin Board") operated by the
                                              National Association of Securities
                                              Dealers, Inc. (the "NASD"), the
                                              Market Price for one share of
                                              Oracle Stock (or one unit of any
                                              such other security) on any
                                              Trading Day means (i) the last
                                              reported sale price, regular way,
                                              on such day on the principal
                                              United States securities exchange
                                              registered under the Securities
                                              Exchange Act of 1934, as amended
                                              (the "Exchange Act"), on which
                                              Oracle Stock (or any such other
                                              security) is listed or admitted to
                                              trading or (ii) if not listed or
                                              admitted to trading on any such
                                              securities exchange or if such
                                              last reported sale price is not
                                              obtainable (even if Oracle Stock
                                              (or any such other security) is
                                              listed or admitted to trading on
                                              such securities exchange), the
                                              last reported sale price on the
                                              over-the- counter market as
                                              reported on the Nasdaq National
                                              Market or OTC Bulletin Board on
                                              such day. If the last reported
                                              sale price is not available
                                              pursuant to clause (i) or (ii) of
                                              the preceding sentence because of
                                              a Market Disruption Event or
                                              otherwise, the Market Price for
                                              any Trading Day shall be the mean,
                                              as determined by the Calculation
                                              Agent, of the bid prices for
                                              Oracle Stock (or any such other
                                              security) obtained from as many
                                              dealers in such stock (which may
                                              include MS & Co. or any of our
                                              other subsidiaries or affiliates),
                                              but not exceeding three, as will
                                              make such bid prices available to
                                              the Calculation Agent. A "security
                                              of the Nasdaq National Market"
                                              shall include a security included
                                              in any successor to such system
                                              and the term "OTC Bulletin Board
                                              Service" shall include any
                                              successor service thereto.

Trading Day................................   A day, as determined by the
                                              Calculation Agent, on which
                                              trading is generally conducted on
                                              the New York Stock Exchange
                                              ("NYSE"), the AMEX, the Nasdaq
                                              National Market, the Chicago
                                              Mercantile Exchange, and the
                                              Chicago Board of Options Exchange
                                              and in the over-the-counter market
                                              for equity securities in the
                                              United States.

Acceleration Event.........................   If on any date the product of the
                                              Market Price per share of Oracle
                                              Stock and the Exchange Factor is
                                              less than $4.00, the maturity date
                                              of the Reset PERQS will be deemed
                                              to be accelerated to such date,
                                              and we will apply each $ principal
                                              amount of each Reset PERQS as
                                              payment for a number of shares of
                                              Oracle Stock at the then
                                              current Exchange Ratio, as
                                              adjusted by the then current
                                              Exchange Factor. See also
                                              "Antidilution Adjustments" below.

Optional Redemption........................   We will not redeem the Reset PERQS
                                              prior to the Maturity Date.

Book Entry Note or Certificated Note.......   Book Entry

Senior Note or Subordinated Note...........   Senior

Trustee....................................   The Chase Manhattan Bank

Agent for the underwritten offering of
     Reset PERQS...........................   MS & Co.

Calculation Agent..........................   MS & Co.

                                              Because the Calculation Agent is
                                              our affiliate, potential conflicts
                                              of interest may exist between the
                                              Calculation Agent and you as an
                                              owner of the Reset PERQS,
                                              including with respect to certain
                                              determinations and judgments that
                                              the Calculation Agent must make in
                                              making adjustments to the Exchange
                                              Factor or other antidilution
                                              adjustments or determining any
                                              Market Price or whether a Market
                                              Disruption Event has occurred. See
                                              "Antidilution Adjustments" and
                                              "Market Disruption Event" below.
                                              MS & Co. is obligated to carry out
                                              its duties as Calculation Agent in
                                              good faith using its reasonable
                                              judgment.

Antidilution Adjustments...................   The Exchange Factor will be
                                              adjusted as follows:

                                                  1. If Oracle Stock is subject
                                              to a stock split or reverse stock
                                              split, then once such split has
                                              become effective, the Exchange
                                              Factor will be adjusted to equal
                                              the product of the prior Exchange
                                              Factor and the number of shares
                                              issued in such stock split or
                                              reverse stock split with respect
                                              to one share of Oracle Stock.

                                                  2. If Oracle Stock is subject
                                              (i) to a stock dividend (issuance
                                              of additional shares of Oracle
                                              Stock) that is given ratably to
                                              all holders of shares of Oracle
                                              Stock or (ii) to a distribution of
                                              Oracle Stock as a result of the
                                              triggering of any provision of the
                                              corporate charter of Oracle, then
                                              once the dividend has become
                                              effective and Oracle Stock is
                                              trading ex-dividend, the Exchange
                                              Factor will be adjusted so that
                                              the new Exchange Factor shall
                                              equal the prior Exchange Factor
                                              plus the product of (i) the number
                                              of shares issued with respect to
                                              one share of Oracle Stock and (ii)
                                              the prior Exchange Factor.

                                                  3. There will be no
                                              adjustments to the Exchange Factor
                                              to reflect cash dividends or other
                                              distributions paid with respect to
                                              Oracle Stock other than
                                              distributions described in clauses
                                              (i) and (v) of paragraph 5 below
                                              and Extraordinary Dividends as
                                              described below. A cash dividend
                                              or other distribution with respect
                                              to Oracle Stock will be deemed to
                                              be an "Extraordinary Dividend" if
                                              such dividend or other
                                              distribution exceeds the
                                              immediately preceding
                                              non-Extraordinary Dividend for
                                              Oracle Stock by an amount equal to
                                              at least 10% of the Market Price
                                              of Oracle Stock (as adjusted for
                                              any subsequent corporate event
                                              requiring an adjustment hereunder,
                                              such as a stock split or reverse
                                              stock split) on the Trading Day
                                              preceding the ex-dividend date for
                                              the payment of such Extraordinary
                                              Dividend (the "ex-dividend date").
                                              If an Extraordinary Dividend
                                              occurs with respect to Oracle
                                              Stock, the Exchange Factor with
                                              respect to Oracle Stock will be
                                              adjusted on the ex-dividend date
                                              with respect to such Extraordinary
                                              Dividend so that the new Exchange
                                              Factor will equal the product of
                                              (i) the then current Exchange
                                              Factor and (ii) a fraction, the
                                              numerator of which is the Market
                                              Price on the Trading Day preceding
                                              the ex-dividend date, and the
                                              denominator of which is the amount
                                              by which the Market Price on the
                                              Trading Day preceding the
                                              ex-dividend date exceeds the
                                              Extraordinary Dividend Amount. The
                                              "Extraordinary Dividend Amount"
                                              with respect to an Extraordinary
                                              Dividend for Oracle Stock will
                                              equal (i) in the case of cash
                                              dividends or other distributions
                                              that constitute regular dividends,
                                              the amount per share of such
                                              Extraordinary Dividend minus the
                                              amount per share of the
                                              immediately preceding non-
                                              Extraordinary Dividend for Oracle
                                              Stock or (ii) in the case of cash
                                              dividends or other distributions
                                              that do not constitute regular
                                              dividends, the amount per share of
                                              such Extraordinary Dividend. To
                                              the extent an Extraordinary
                                              Dividend is not paid in cash, the
                                              value of the non-cash component
                                              will be determined by the
                                              Calculation Agent, whose
                                              determination shall be conclusive.
                                              A distribution on the Oracle Stock
                                              described in clause (i) or clause
                                              (v) of paragraph 5 below that also
                                              constitutes an Extraordinary
                                              Dividend shall cause an adjustment
                                              to the Exchange Factor pursuant
                                              only to clause (i) or clause (v)
                                              of paragraph 5, as applicable.

                                                  4. If Oracle issues rights or
                                              warrants to all holders of Oracle
                                              Stock to subscribe for or purchase
                                              Oracle Stock at an exercise price
                                              per share less than the Market
                                              Price of the Oracle Stock on both
                                              (i) the date the exercise price of
                                              such rights or warrants is
                                              determined and (ii) the expiration
                                              date of such rights or warrants,
                                              and if the expiration date of such
                                              rights or warrants precedes the
                                              maturity of the Reset PERQS, then
                                              the Exchange Factor will be
                                              adjusted to equal the product of
                                              the prior Exchange Factor and a
                                              fraction, the numerator of which
                                              shall be the number of shares of
                                              Oracle Stock outstanding
                                              immediately prior to the issuance
                                              of such rights or warrants plus
                                              the number of additional shares of
                                              Oracle Stock offered for
                                              subscription or purchase pursuant
                                              to such rights or warrants and the
                                              denominator of which shall be the
                                              number of shares of Oracle Stock
                                              outstanding immediately prior to
                                              the issuance of such rights or
                                              warrants plus the number of
                                              additional shares of Oracle Stock
                                              which the aggregate offering price
                                              of the total number of shares of
                                              Oracle Stock so offered for
                                              subscription or purchase pursuant
                                              to such rights or warrants would
                                              purchase at the Market Price on
                                              the expiration date of such rights
                                              or warrants, which shall be
                                              determined by multiplying such
                                              total number of shares offered by
                                              the exercise price of such rights
                                              or warrants and dividing the
                                              product so obtained by such Market
                                              Price.

                                                  5. If (i) there occurs any
                                              reclassification or change of
                                              Oracle Stock, including, without
                                              limitation, as a result of the
                                              issuance of any
                                              tracking stock by Oracle, (ii)
                                              Oracle or any surviving entity or
                                              subsequent surviving entity of
                                              Oracle (an "Oracle Successor") has
                                              been subject to a merger,
                                              combination or consolidation and
                                              is not the surviving entity, (iii)
                                              any statutory exchange of
                                              securities of Oracle or any Oracle
                                              Successor with another corporation
                                              occurs (other than pursuant to
                                              clause (ii) above), (iv) Oracle is
                                              liquidated, (v) Oracle issues to
                                              all of its shareholders equity
                                              securities of an issuer other than
                                              Oracle (other than in a
                                              transaction described in clauses
                                              (ii), (iii) or (iv) above) (a
                                              "Spin-off Event") or (vi) a tender
                                              or exchange offer or going-private
                                              transaction is consummated for all
                                              the outstanding shares of Oracle
                                              Stock (any such event in clauses
                                              (i) through (vi) a "Reorganization
                                              Event"), the method of determining
                                              the amount payable upon exchange
                                              at maturity for each Reset PERQS
                                              will be adjusted to provide that
                                              each holder of Reset PERQS will
                                              receive at maturity, in respect of
                                              each $ principal amount of each
                                              Reset PERQS, securities, cash or
                                              any other assets distributed to
                                              holders of Oracle Stock in any
                                              such Reorganization Event,
                                              including, in the case of the
                                              issuance of tracking stock, the
                                              reclassified share of Oracle Stock
                                              and, in the case of a Spin-off
                                              Event, the share of Oracle Stock
                                              with respect to which the spun-off
                                              security was issued (collectively,
                                              the "Exchange Property") in an
                                              amount with a value equal to the
                                              product of the final Exchange
                                              Ratio and the Transaction Value.
                                              In addition, following a
                                              Reorganization Event, the method
                                              of determining the Maturity Price
                                              will be adjusted so that the
                                              Maturity Price will mean the
                                              Transaction Value as of the second
                                              scheduled Trading Day immediately
                                              prior to maturity, and if the
                                              Reorganization Event occurs prior
                                              to the First Year Determination
                                              Date, the First Year Closing Price
                                              will mean the Transaction Value
                                              determined as of the First Year
                                              Determination Date.
                                              Notwithstanding the above, if the
                                              Exchange Property received in any
                                              such Reorganization Event consists
                                              only of cash, the maturity date of
                                              the Reset PERQS will be deemed to
                                              be accelerated to the date on
                                              which such cash is distributed to
                                              holders of Oracle Stock and
                                              holders will receive in lieu of
                                              any Oracle Stock and as liquidated
                                              damages in full satisfaction of
                                              MSDW's obligations under the Reset
                                              PERQS the product of (i) the
                                              Transaction Value as of such date
                                              and (ii) the then current Exchange
                                              Ratio adjusted as if such date
                                              were the next to occur of either
                                              the First Year Determination Date
                                              or the second scheduled Trading
                                              Day prior to maturity. If Exchange
                                              Property consists of more than one
                                              type of property, holders of Reset
                                              PERQS will receive at maturity a
                                              pro rata share of each such type
                                              of Exchange Property. If Exchange
                                              Property includes a cash
                                              component, holders will not
                                              receive any interest accrued on
                                              such cash component. "Transaction
                                              Value" at any date means (i) for
                                              any cash received in any such
                                              Reorganization Event, the amount
                                              of cash received per share of
                                              Oracle Stock, as adjusted by the
                                              Exchange Factor at the time of
                                              such Reorganization Event, (ii)
                                              for any property other than cash
                                              or securities received in any such
                                              Reorganization Event, the market
                                              value, as determined by the
                                              Calculation Agent, as of the date
                                              of receipt, of such Exchange
                                              Property received for each share
                                              of Oracle Stock, as adjusted by
                                              the Exchange Factor at the time of
                                              such Reorganization Event and
                                              (iii) for any security received in
                                              any such Reorganization Event, an
                                              amount equal to the Market Price,
                                              as of the date on which the
                                              Transaction Value is determined,
                                              per share of such security
                                              multiplied by the quantity of such
                                              security received for each share
                                              of Oracle Stock, as adjusted by
                                              the Exchange Factor at the time of
                                              such Reorganization Event. In the
                                              event Exchange Property consists
                                              of securities, those securities
                                              will, in turn, be subject to the
                                              antidilution adjustments set forth
                                              in paragraphs 1 through 5.

                                              For purposes of paragraph 5 above,
                                              in the case of a consummated
                                              tender or exchange offer or
                                              going-private transaction
                                              involving Exchange Property of a
                                              particular type, Exchange Property
                                              shall be deemed to include the
                                              amount of cash or other property
                                              paid by the offeror in the tender
                                              or exchange offer with respect to
                                              such Exchange Property (in an
                                              amount determined on the basis of
                                              the rate of exchange in such
                                              tender or exchange offer or
                                              going-private transaction). In the
                                              event of a tender or exchange
                                              offer or a going- private
                                              transaction with respect to
                                              Exchange Property in which an
                                              offeree may elect to receive cash
                                              or other property, Exchange
                                              Property shall be deemed to
                                              include the kind and amount of
                                              cash and other property received
                                              by offerees who elect to receive
                                              cash.

                                              No adjustments to the Exchange
                                              Factor will be required unless
                                              such adjustment would require a
                                              change of at least 0.1% in the
                                              Exchange Factor then in effect.
                                              The Exchange Factor resulting from
                                              any of the adjustments specified
                                              above will be rounded to the
                                              nearest one hundred-thousandth
                                              with five one-millionths being
                                              rounded upward.

                                              No adjustments to the Exchange
                                              Factor or method of calculating
                                              the Exchange Ratio will be made
                                              other than those specified above.
                                              The adjustments specified above do
                                              not cover all events that could
                                              affect the Market Price of the
                                              Oracle Stock, including, without
                                              limitation, a partial tender or
                                              exchange offer for the Oracle
                                              Stock.

                                              Notwithstanding the foregoing, the
                                              amount payable by us at maturity
                                              with respect to each Reset PERQS,
                                              determined as of the second
                                              scheduled Trading Day prior to
                                              maturity, will not under any
                                              circumstances exceed an amount of
                                              Oracle Stock having a market value
                                              of $ as of such second scheduled
                                              Trading Day.

                                              The Calculation Agent shall be
                                              solely responsible for the
                                              determination and calculation of
                                              any adjustments to the Exchange
                                              Factor or method of calculating
                                              the Exchange Ratio and of any
                                              related determinations and
                                              calculations with respect to any
                                              distributions of stock, other
                                              securities or other property or
                                              assets (including cash) in
                                              connection with any corporate
                                              event described in paragraph 5
                                              above, and its determinations and
                                              calculations with respect thereto
                                              shall be conclusive.

                                              The Calculation Agent will provide
                                              information as to any adjustments
                                              to the Exchange Factor or method
                                              of calculating the Exchange Ratio
                                              upon written request by any holder
                                              of the Reset PERQS.

Market Disruption Event....................   "Market Disruption Event" means,
                                              with respect to Oracle Stock:

                                                 (i) a suspension, absence or
                                                 material limitation of trading
                                                 of Oracle Stock on the primary
                                                 market for Oracle Stock for
                                                 more than two hours of trading
                                                 or during the one-half hour
                                                 period preceding the close of
                                                 trading in such market; or a
                                                 breakdown or failure in the
                                                 price and trade reporting
                                                 systems of the primary market
                                                 for Oracle Stock as a result of
                                                 which the reported trading
                                                 prices for Oracle Stock during
                                                 the last one-half hour
                                                 preceding the closing of
                                                 trading in such market are
                                                 materially inaccurate; or the
                                                 suspension, absence or material
                                                 limitation on the primary
                                                 market for trading in options
                                                 contracts related to Oracle
                                                 Stock, if available, during the
                                                 one-half hour period preceding
                                                 the close of trading in the
                                                 applicable market, in each case
                                                 as determined by the
                                                 Calculation Agent in its sole
                                                 discretion; and

                                                 (ii) a determination by the
                                                 Calculation Agent in its sole
                                                 discretion that any event
                                                 described in clause (i) above
                                                 materially interfered with the
                                                 ability of MSDW or any of its
                                                 affiliates to unwind or adjust
                                                 all or a material portion of
                                                 the hedge with respect to the
                                                 Reset PERQS.

                                              For purposes of determining
                                              whether a Market Disruption Event
                                              has occurred: (1) a limitation on
                                              the hours or number of days of
                                              trading will not constitute a
                                              Market Disruption Event if it
                                              results from an announced change
                                              in the regular business hours of
                                              the relevant exchange, (2) a
                                              decision to permanently
                                              discontinue trading in the
                                              relevant option contract will not
                                              constitute a Market Disruption
                                              Event, (3) limitations pursuant to
                                              NYSE Rule 80A (or any applicable
                                              rule or regulation enacted or
                                              promulgated by the NYSE, any other
                                              self-regulatory organization or
                                              the Securities and Exchange
                                              Commission of similar scope as
                                              determined by the Calculation
                                              Agent) on trading during
                                              significant market fluctuations
                                              shall constitute a suspension,
                                              absence or material limitation of
                                              trading, (4) a suspension of
                                              trading in an options contract on
                                              Oracle Stock by the primary
                                              securities market trading in such
                                              options, if available, by reason
                                              of (x) a price change exceeding
                                              limits set by such securities
                                              exchange or market, (y) an
                                              imbalance of orders relating to
                                              such contracts or (z) a disparity
                                              in bid and ask quotes relating to
                                              such contracts will constitute a
                                              suspension or material limitation
                                              of trading in options contracts
                                              related to Oracle Stock and (5) a
                                              suspension, absence or material
                                              limitation of trading on the
                                              primary securities market on which
                                              options contracts related to
                                              Oracle Stock are traded will not
                                              include any time when such
                                              securities market is itself closed
                                              for trading under ordinary
                                              circumstances.

Oracle Stock; Public Information...........   Oracle Corporation develops,
                                              manufactures, markets and
                                              distributes software for
                                              information management, which
                                              helps corporations manage their
                                              businesses. Oracle Stock is
                                              registered under the Exchange Act.
                                              Companies with securities
                                              registered under the Exchange Act
                                              are required to file periodically
                                              certain financial and other
                                              information specified by the
                                              Securities and Exchange Commission
                                              (the "Commission"). Information
                                              provided to or filed with the
                                              Commission can be inspected and
                                              copied at the public
                                              reference facilities maintained by
                                              the Commission at Room 1024, 450
                                              Fifth Street, N.W., Washington,
                                              D.C. 20549 or at its Regional
                                              Offices located at Suite 1400,
                                              Citicorp Center, 500 West Madison
                                              Street, Chicago, Illinois 60661
                                              and at Seven World Trade Center,
                                              13th Floor, New York, New York
                                              10048, and copies of such material
                                              can be obtained from the Public
                                              Reference Section of the
                                              Commission, 450 Fifth Street,
                                              N.W., Washington, D.C. 20549, at
                                              prescribed rates. In addition,
                                              information provided to or filed
                                              with the Commission electronically
                                              can be accessed through a website
                                              maintained by the Commission. The
                                              address of the Commission's
                                              website is http://www.sec.gov.
                                              Information provided to or filed
                                              with the Commission by Oracle
                                              pursuant to the Exchange Act can
                                              be located by reference to
                                              Commission file number 0-14376. In
                                              addition, information regarding
                                              Oracle may be obtained from other
                                              sources including, but not limited
                                              to, press releases, newspaper
                                              articles and other publicly
                                              disseminated documents. We make no
                                              representation or warranty as to
                                              the accuracy or completeness of
                                              such information.

                                              This pricing supplement relates
                                              only to the Reset PERQS offered
                                              hereby and does not relate to
                                              Oracle Stock or other securities
                                              of Oracle. We have derived all
                                              disclosures contained in this
                                              pricing supplement regarding
                                              Oracle from the publicly available
                                              documents described in the
                                              preceding paragraph. Neither we
                                              nor the Agent has participated in
                                              the preparation of such documents
                                              or made any due diligence inquiry
                                              with respect to Oracle in
                                              connection with the offering of
                                              the Reset PERQS. Neither we nor
                                              the Agent makes any representation
                                              that such publicly available
                                              documents or any other publicly
                                              available information regarding
                                              Oracle is accurate or complete.
                                              Furthermore, we cannot give any
                                              assurance that all events
                                              occurring prior to the date hereof
                                              (including events that would
                                              affect the accuracy or
                                              completeness of the publicly
                                              available documents described in
                                              the preceding paragraph) that
                                              would affect the trading price of
                                              Oracle Stock (and therefore the
                                              Initial Oracle Stock Price, the
                                              First Year Cap Price, the Second
                                              Year Cap Price and the maximum
                                              appreciation amount) have been
                                              publicly disclosed. Subsequent
                                              disclosure of any such events or
                                              the disclosure of or failure to
                                              disclose material future events
                                              concerning Oracle could affect the
                                              value received at maturity with
                                              respect to the Reset PERQS and
                                              therefore the trading prices of
                                              the Reset PERQS.

                                              Neither we nor any of our
                                              affiliates makes any
                                              representation to you as to the
                                              performance of Oracle Stock.

                                              We and/or our subsidiaries may
                                              presently or from time to time
                                              engage in business with Oracle,
                                              including extending loans to, or
                                              making equity investments in,
                                              Oracle or providing advisory
                                              services to Oracle, including
                                              merger and acquisition advisory
                                              services. In the course of such
                                              business, we and/or our
                                              subsidiaries may acquire
                                              non-public information with
                                              respect to Oracle and, in
                                              addition, one or more of our
                                              affiliates may publish research
                                              reports with respect to Oracle.
                                              The statement in the preceding
                                              sentence is not intended to
                                              affect the right of holders of the
                                              Reset PERQS under the securities
                                              laws. As a prospective purchaser
                                              of a Reset PERQS, you should
                                              undertake an independent
                                              investigation of Oracle as in your
                                              judgment is appropriate to make an
                                              informed decision with respect to
                                              an investment in Oracle Stock.

Historical Information.....................   The following table sets forth the
                                              high and low Market Price during
                                              1996, 1997, 1998 and 1999 through
                                              September 30, 1999. The Market
                                              Price on September 30, 1999 was
                                              $451/2. We obtained the Market
                                              Prices listed below from Bloomberg
                                              Financial Markets and we believe
                                              such information to be accurate.
                                              You should not take the historical
                                              prices of Oracle Stock as an
                                              indication of future performance.
                                              The price of Oracle Stock may
                                              decrease so that you will receive
                                              at maturity shares of Oracle Stock
                                              worth less than the principal
                                              amount of the Reset PERQS. We
                                              cannot give you any assurance that
                                              the price of Oracle Stock will
                                              increase so that at maturity you
                                              will receive an amount in excess
                                              of the principal amount of the
                                              Reset PERQS. Because your return
                                              is linked to the Market Price of
                                              Oracle Stock on December 15, 2000
                                              and December 13, 2001, there is no
                                              guaranteed return of principal. To
                                              the extent that the Maturity Price
                                              of Oracle Stock is less than the
                                              Initial Oracle Stock Price or not
                                              sufficiently above the Initial
                                              Oracle Stock Price to compensate
                                              for a downward adjustment of the
                                              Exchange Ratio, if any, at
                                              December 15, 2000 and the
                                              shortfall is not offset by the
                                              coupon paid on the Reset PERQS,
                                              you will lose money on your
                                              investment.


                                   Oracle                   High         Low
                                   ------                   ----         ---
                     (CUSIP 68389X105)
                     1996
                     First Quarter.......................  16 5/64     11 55/64
                     Second Quarter......................  17 9/16     12 19/64
                     Third Quarter.......................  19 25/32    15 43/64
                     Fourth Quarter......................  22 7/64     18 9/32
                     1997
                     First Quarter.......................  19 15/16    15 11/64
                     Second Quarter......................  23 43/64    15 43/64
                     Third Quarter.......................  27 27/64    21 25/64
                     Fourth Quarter......................  25 1/64     14 1/64
                     1998
                     First Quarter.......................  21 3/64     12 3/64
                     Second Quarter......................  20 59/64    15 13/64
                     Third Quarter.......................  19 27/64    12 45/64
                     Fourth Quarter......................  29 43/64    15 29/64
                     1999
                     First Quarter.......................  40 1/2      25 15/16
                     Second Quarter......................  37 1/8      21 7/16
                     Third Quarter
                       (through September 30, 1999)......  46 3/8      35

                                              Historical prices have been
                                              adjusted for three 3 for 2 stock
                                              splits of Oracle Stock, which
                                              became effective in the second
                                              quarter of 1996, the third quarter
                                              of 1997 and the first quarter of
                                              1999, respectively.

                                              Oracle has not paid cash dividends
                                              on Oracle Stock to date. We make
                                              no representation as to the amount
                                              of dividends, if any, that Oracle
                                              will pay in the future. In any
                                              event, as a holder of the

                                              Reset PERQS, you will not be
                                              entitled to receive dividends, if
                                              any, that may be payable on Oracle
                                              Stock.

Use of Proceeds and Hedging.................. The net proceeds we receive from the sale of the Reset PERQS will
                                              be used for general corporate
                                              purposes and, in part, by us or by
                                              one or more of our subsidiaries in
                                              connection with hedging our
                                              obligations under the Reset PERQS.
                                              See also "Use of Proceeds" in the
                                              accompanying prospectus.

                                              On or prior to the date of this
                                              pricing supplement, we, through
                                              our subsidiaries or others, may
                                              hedge our anticipated exposure in
                                              connection with the Reset PERQS by
                                              taking positions in Oracle Stock,
                                              in options contracts on Oracle
                                              Stock listed on major securities
                                              markets or positions in any other
                                              instruments that we may wish to
                                              use in connection with such
                                              hedging. In the event that we
                                              pursue such a hedging strategy,
                                              the price at which we are able to
                                              purchase such positions may be a
                                              factor in determining the pricing
                                              of the Reset PERQS. Purchase
                                              activity could potentially
                                              increase the price of Oracle
                                              Stock, and therefore effectively
                                              increase the level to which Oracle
                                              Stock must rise before you would
                                              receive at maturity an amount of
                                              Oracle Stock worth as much as or
                                              more than the principal amount of
                                              the Reset PERQS. Although we have
                                              no reason to believe that our
                                              hedging activity will have a
                                              material impact on the price of
                                              Oracle Stock, we cannot give any
                                              assurance that we will not affect
                                              such price as a result of our
                                              hedging activities. Through our
                                              subsidiaries, we are likely to
                                              modify our hedge position
                                              throughout the life of the Reset
                                              PERQS, including on the First Year
                                              Determination Date, by purchasing
                                              and selling the securities and
                                              instruments listed above and any
                                              other available securities and
                                              instruments that we may wish to
                                              use in connection with such
                                              hedging.

Supplemental Information Concerning
Plan of Distribution......................... In order to facilitate the offering of the Reset PERQS, the
                                              Agent may engage in transactions
                                              that stabilize, maintain or
                                              otherwise affect the price of the
                                              Reset PERQS or the Oracle Stock.
                                              Specifically, the Agent may
                                              overallot in connection with the
                                              offering, creating a short
                                              position in the Reset PERQS for
                                              its own account. In addition, to
                                              cover allotments or to stabilize
                                              the price of the Reset PERQS, the
                                              Agent may bid for, and purchase,
                                              the Reset PERQS or the Oracle
                                              Stock in the open market. See "Use
                                              of Proceeds and Hedging" above.

                                              The Agent proposes initially to
                                              offer the Reset PERQS directly to
                                              the public at the public offering
                                              price set forth on the cover page
                                              hereof plus accrued interest, if
                                              any, from the Original Issue Date;
                                              provided that the price will be $
                                              per Reset PERQS and the
                                              underwriting discounts and
                                              commissions will be $ per Reset
                                              PERQS for purchasers of greater
                                              than or equal to 150,000 Reset
                                              PERQS in any single transaction,
                                              subject to the holding period
                                              requirements described below.

                                              Delivery of approximately 98.625%
                                              of the Reset PERQS to a purchaser
                                              of 150,000 or more Reset PERQS at
                                              the reduced price (the "Delivered
                                              Reset PERQS") will be made on the
                                              date of delivery of
                                              the Reset PERQS referred to on the
                                              cover of this pricing supplement.
                                              The balance of approximately
                                              1.375% of the Reset PERQS (the
                                              "Escrowed Reset PERQS") purchased
                                              by each such investor will be held
                                              in escrow at MS & Co. for the
                                              benefit of the investor and
                                              delivered to such investor if the
                                              investor and any accounts in which
                                              the investor may have deposited
                                              any of its Delivered Reset PERQS
                                              have held all of the Delivered
                                              Reset PERQS for 45 calendar days
                                              following the date of the pricing
                                              supplement or any shorter period
                                              deemed appropriate by the Agent.
                                              If an investor or any account in
                                              which the investor has deposited
                                              any of its Delivered Reset PERQS
                                              fails to satisfy the holding
                                              period requirement, as determined
                                              by the Agent, all of the
                                              investor's Escrowed Reset PERQS
                                              will be forfeited by the investor
                                              and not delivered to it. The
                                              Escrowed Reset PERQS will instead
                                              be delivered to the Agent for sale
                                              to investors. This forfeiture will
                                              have the effect of increasing the
                                              purchase price per Reset PERQS for
                                              such investors to 100% of the
                                              principal amount of the Reset
                                              PERQS. Should investors who are
                                              subject to the holding period
                                              requirement sell their Reset PERQS
                                              once the holding period is no
                                              longer applicable, the market
                                              price of the Reset PERQS may be
                                              adversely affected. See also "Plan
                                              of Distribution" in the
                                              accompanying prospectus
                                              supplement.

ERISA Matters for Pension Plans
and Insurance Companies...................... We and certain of our subsidiaries and affiliates, including MS & Co.
                                              and Dean Witter Reynolds Inc.
                                              ("DWR"), may each be considered a
                                              "party in interest" within the
                                              meaning of the Employee Retirement
                                              Income Security Act of 1974, as
                                              amended ("ERISA"), or a
                                              "disqualified person" within the
                                              meaning of the Internal Revenue
                                              Code of 1986, as amended (the
                                              "Code") with respect to many
                                              employee benefit plans. Prohibited
                                              transactions within the meaning of
                                              ERISA or the Code may arise, for
                                              example, if the Reset PERQS are
                                              acquired by or with the assets of
                                              a pension or other employee
                                              benefit plan with respect to which
                                              MS & Co., DWR or any of their
                                              affiliates is a service provider,
                                              unless the Reset PERQS are
                                              acquired pursuant to an exemption
                                              from the prohibited transaction
                                              rules.

                                              The acquisition of the Reset
                                              PERQS may be eligible for one
                                              of the exemptions noted below
                                              if such acquisition:

                                              (a) (i) is made solely with the
                                              assets of a bank collective
                                              investment fund and (ii) satisfies
                                              the requirements and conditions of
                                              Prohibited Transaction Class
                                              Exemption ("PTCE") 91-38 issued by
                                              the Department of Labor ("DOL");

                                              (b) (i) is made solely with assets
                                              of an insurance company pooled
                                              separate account and (ii)
                                              satisfies the requirements and
                                              conditions of PTCE 90-1 issued by
                                              the DOL;

                                              (c) (i) is made solely with assets
                                              managed by a qualified
                                              professional asset manager and
                                              (ii) satisfies the requirements
                                              and conditions of PTCE 84-14
                                              issued by the DOL;

                                              (d) is made solely with assets of
                                              a governmental plan (as defined in
                                              Section 3(32) of ERISA) which is
                                              not subject to the provisions of
                                              Section 401 of the Code;

                                              (e) (i) is made solely with assets
                                              of an insurance company general
                                              account and (ii) satisfies the
                                              requirements and conditions of
                                              PTCE 95-60 issued by the DOL; or

                                              (f) (i) is made solely with assets
                                              managed by an in-house asset
                                              manager and (ii) satisfies the
                                              requirements and conditions of
                                              PTCE 96-23 issued by the DOL.

                                              Under ERISA the assets of a
                                              pension or other employee benefit
                                              plan may include assets held in
                                              the general account of an
                                              insurance company which has issued
                                              an insurance policy to such plan
                                              or assets of an entity in which
                                              the plan has invested. In addition
                                              to considering the consequences of
                                              owning the Reset PERQS, employee
                                              benefit plans subject to ERISA (or
                                              insurance companies deemed to be
                                              investing ERISA plan assets)
                                              purchasing Reset PERQS should
                                              consider the possible implications
                                              of owning the Oracle Stock. Thus,
                                              any insurance company, pension or
                                              employee benefit plan or entity
                                              holding assets of such a plan
                                              proposing to invest in the Reset
                                              PERQS should consult with its
                                              legal counsel prior to such
                                              investment.

United States Federal Income Taxation........ The following summary is based on the advice of Davis Polk &
                                              Wardwell, our special tax counsel
                                              ("Tax Counsel"), and is a general
                                              discussion of the principal
                                              potential U.S. federal income tax
                                              consequences to initial holders of
                                              the Reset PERQS purchasing the
                                              Reset PERQS at the Issue Price,
                                              who will hold the Reset PERQS as
                                              capital assets within the meaning
                                              of Section 1221 of the Code. This
                                              summary is based on the Code,
                                              administrative pronouncements,
                                              judicial decisions and currently
                                              effective and proposed Treasury
                                              Regulations, changes to any of
                                              which subsequent to the date of
                                              this pricing supplement may affect
                                              the tax consequences described
                                              herein. This summary does not
                                              address all aspects of the U.S.
                                              federal income taxation that may
                                              be relevant to a particular holder
                                              in light of its individual
                                              circumstances or to certain types
                                              of holders subject to special
                                              treatment under the U.S. federal
                                              income tax laws (e.g., certain
                                              financial institutions, tax-exempt
                                              organizations, dealers in options
                                              or securities, or persons who hold
                                              a Reset PERQS as a part of a
                                              hedging transaction, straddle,
                                              conversion or other integrated
                                              transaction). As the law
                                              applicable to the U.S. federal
                                              income taxation of instruments
                                              such as the Reset PERQS is
                                              technical and complex, the
                                              discussion below necessarily
                                              represents only a general summary.
                                              Moreover, the effect of any
                                              applicable state, local or foreign
                                              tax laws is not discussed.

                                              General

                                              Pursuant to the terms of the Reset
                                              PERQS, we and every holder of a
                                              Reset PERQS agree (in the absence
                                              of an administrative determination
                                              or judicial ruling to the
                                              contrary) to characterize a Reset
                                              PERQS for all tax purposes as an
                                              investment unit consisting of the
                                              following components (the
                                              "Components"): (i) a contract (the
                                              "Forward Contract") that requires
                                              the holder of the Reset PERQS to
                                              purchase, and us to sell, for an
                                              amount equal to $ (the "Forward
                                              Price"), the Oracle Stock at
                                              maturity (or, alternatively, upon
                                              an earlier redemption of the Reset
                                              PERQS), and (ii) a deposit with us
                                              of
                                              a fixed amount of cash, equal to
                                              the Issue Price, to secure the
                                              holder's obligation to purchase
                                              the Oracle Stock (the "Deposit"),
                                              which Deposit bears an annual
                                              yield of % per annum, which yield
                                              is based on our cost of borrowing.
                                              Under this characterization, it is
                                              possible that less than the full
                                              quarterly payments on the Reset
                                              PERQS will be attributable to the
                                              yield on the Deposit. If this is
                                              the case, the excess of the
                                              quarterly payments on the Reset
                                              PERQS over the portion of those
                                              payments attributable to the yield
                                              on the Deposit would represent
                                              payments attributable to the
                                              holders' entry into the Forward
                                              Contract (the "Contract Fees").
                                              Furthermore, based on our
                                              determination of the relative fair
                                              market values of the Components at
                                              the time of issuance of the Reset
                                              PERQS, we will allocate 100% of
                                              the Issue Price of the Reset PERQS
                                              to the Deposit and none to the
                                              Forward Contract. Our allocation
                                              of the Issue Price among the
                                              Components will be binding on a
                                              holder of the Reset PERQS, unless
                                              such holder timely and explicitly
                                              discloses to the Internal Revenue
                                              Service (the "IRS") that its
                                              allocation is different from ours.
                                              The treatment of the Reset PERQS
                                              described above and our allocation
                                              are not, however, binding on the
                                              IRS or the courts. No statutory,
                                              judicial or administrative
                                              authority directly addresses the
                                              characterization of the Reset
                                              PERQS or instruments similar to
                                              the Reset PERQS for U.S. federal
                                              income tax purposes, and no ruling
                                              is being requested from the IRS
                                              with respect to the Reset PERQS.
                                              Due to the absence of authorities
                                              that directly address instruments
                                              that are similar to the Reset
                                              PERQS, Tax Counsel is unable to
                                              render an opinion as to the proper
                                              U.S. federal income tax
                                              characterization of the Reset
                                              PERQS. As a result, significant
                                              aspects of the U.S. federal income
                                              tax consequences of an investment
                                              in the Reset PERQS are not
                                              certain, and no assurance can be
                                              given that the IRS or the courts
                                              will agree with the
                                              characterization described herein.
                                              Accordingly, you are urged to
                                              consult your tax advisor regarding
                                              the U.S. federal income tax
                                              consequences of an investment in
                                              the Reset PERQS (including
                                              alternative characterizations of
                                              the Reset PERQS) and with respect
                                              to any tax consequences arising
                                              under the laws of any state, local
                                              or foreign taxing jurisdiction.
                                              Unless otherwise stated, the
                                              following discussion is based on
                                              the treatment and the allocation
                                              described above.

                                              U.S. HOLDERS

                                              As used herein, the term "U.S.
                                              Holder" means an owner of a Reset
                                              PERQS that is, for U.S. federal
                                              income tax purposes, (i) a citizen
                                              or resident of the United States,
                                              (ii) a corporation created or
                                              organized under the laws of the
                                              United States or any political
                                              subdivision thereof or (iii) an
                                              estate or trust the income of
                                              which is subject to United States
                                              federal income taxation regardless
                                              of its source.

                                              Tax Treatment of the Reset PERQS

                                              Assuming the characterization of
                                              the Reset PERQS and the allocation
                                              of the Issue Price as set forth
                                              above, Tax Counsel believes that
                                              the following U.S. federal income
                                              tax consequences should result.

                                              Quarterly Payments and Original
                                              Issue Discount on the Reset PERQS.
                                              If the Forward Price exceeds the
                                              Issue Price by at least

                                              0.50% of the Forward Price, the
                                              Deposit will be subject to the
                                              "original issue discount" rules,
                                              and a U.S. Holder will include
                                              "qualified stated interest" equal
                                              to the stated interest on the
                                              Reset PERQS in income in
                                              accordance with the U.S. Holder's
                                              method of accounting for federal
                                              income tax purposes. Additionally,
                                              each U.S. Holder, including a
                                              taxpayer who otherwise uses the
                                              cash method of accounting, will be
                                              required to include original issue
                                              discount ("OID") on the Deposit
                                              (in an aggregate amount equal to
                                              the Forward Price less the Issue
                                              Price) in income as it accrues, in
                                              accordance with a constant yield
                                              method based on a compounding of
                                              interest. Under these
                                              circumstances, the amount of
                                              income recognized by a U.S. Holder
                                              will generally be more than the
                                              stated interest paid to the U.S.
                                              Holder and will increase during
                                              the term of the Reset PERQS.

                                              If the Forward Price of the Reset
                                              PERQS exceeds the Issue Price by
                                              less than 0.50% of the Forward
                                              Price, such excess will be treated
                                              as de minimis OID, and will be
                                              taxable to the holder at maturity
                                              as capital gain (unless the holder
                                              elects to accrue such de minimis
                                              OID on a current basis).

                                              However, if the Forward Price does
                                              not exceed the Issue Price, then
                                              to the extent attributable to the
                                              yield on the Deposit, quarterly
                                              payments on the Reset PERQS will
                                              generally be taxable to a U.S.
                                              Holder as ordinary income at the
                                              time accrued or received in
                                              accordance with the U.S. Holder's
                                              method of accounting for U.S.
                                              federal income tax purposes. As
                                              discussed above, any excess of the
                                              quarterly payments over the
                                              portion thereof attributable to
                                              the yield on the Deposit will be
                                              treated as Contract Fees. Although
                                              the federal income tax treatment
                                              of Contract Fees is uncertain, we
                                              intend to take the position that
                                              any Contract Fees with respect to
                                              the Reset PERQS constitute taxable
                                              income to a U.S. Holder at the
                                              time accrued or received in
                                              accordance with the U.S. Holder's
                                              method of accounting for U.S.
                                              federal income tax purposes.

                                              Tax Basis. Based on our
                                              determination set forth above, the
                                              U.S. Holder's tax basis in the
                                              Forward Contract will be zero, and
                                              the U.S. Holder's tax basis in the
                                              Deposit will be 100% of the Issue
                                              Price. The U.S. Holder's tax basis
                                              in the Deposit will be
                                              subsequently increased by any OID
                                              accrued with respect thereto.

                                              Settlement of the Forward
                                              Contract. Upon the maturity of the
                                              Forward Contract, a U.S. Holder
                                              would, pursuant to the Forward
                                              Contract, be deemed to have
                                              applied the Forward Price toward
                                              the purchase of Oracle Stock, and
                                              a U.S. Holder would not recognize
                                              any gain or loss with respect to
                                              any Oracle Stock received thereon.
                                              However, as stated above, any de
                                              minimis OID on the Deposit that
                                              the holder has not previously
                                              included in income will be taxable
                                              to the holder at the maturity of
                                              the Deposit and the concurrent
                                              settlement of the Forward
                                              Contract. With respect to any cash
                                              received upon maturity, a U.S.
                                              Holder would recognize gain or
                                              loss. The amount of such gain or
                                              loss would be the extent to which
                                              the amount of such cash received
                                              differs from the pro rata portion
                                              of the Forward Price allocable to
                                              the cash. Any such gain or loss
                                              would generally be capital gain or
                                              loss, as the case may be. With
                                              respect to any Oracle Stock
                                              received upon maturity, the U.S.
                                              Holder would
                                              have an adjusted tax basis in such
                                              Oracle Stock equal to the pro rata
                                              portion of the Forward Price
                                              allocable thereto. The allocation
                                              of the Forward Price between cash
                                              and Oracle Stock should be based
                                              on the amount of the cash received
                                              and the relative fair market
                                              value, as of the maturity, of the
                                              Oracle Stock. The U.S. Holder's
                                              holding period of any Oracle Stock
                                              received would start on the day
                                              after the maturity of the Reset
                                              PERQS.

                                              U.S. Holders should note that
                                              while any accrued but unpaid
                                              interest on the Deposit and any
                                              Contract Fees would be taxable as
                                              ordinary income, any gain or loss
                                              recognized upon the final
                                              settlement of the Forward Contract
                                              generally would be capital gain or
                                              loss. The distinction between
                                              capital gain or loss and ordinary
                                              gain or loss is potentially
                                              significant in several respects.
                                              For example, limitations apply to
                                              a U.S. Holder's ability to offset
                                              capital losses against ordinary
                                              income, and certain U.S. Holders
                                              may be subject to lower U.S.
                                              federal income tax rates with
                                              respect to long-term capital gain
                                              than with respect to ordinary
                                              gain. U.S. Holders should consult
                                              their tax advisors with respect to
                                              the treatment of capital gain or
                                              loss on a Reset PERQS.

                                              Sale or Exchange of the Reset
                                              PERQS. Upon a sale or exchange of
                                              a Reset PERQS prior to the
                                              maturity of the Reset PERQS, a
                                              U.S. Holder would recognize
                                              taxable gain or loss equal to the
                                              difference between the amount
                                              realized on such sale or exchange
                                              and such U.S. Holder's tax basis
                                              in the Reset PERQS so sold or
                                              exchanged. Any such gain or loss
                                              would generally be capital gain or
                                              loss, as the case may be. Such
                                              U.S. Holder's tax basis in the
                                              Reset PERQS would generally equal
                                              the U.S. Holder's tax basis in the
                                              Deposit. For these purposes, the
                                              amount realized does not include
                                              any amount attributable to accrued
                                              interest on the Deposit, which
                                              would be taxed as described under
                                              "--Quarterly Payments and Original
                                              Issue Discount on the Reset PERQS"
                                              above. It is uncertain whether the
                                              amount realized includes any
                                              amount attributable to accrued but
                                              unpaid Contract Fees. U.S. Holders
                                              should consult their tax advisors
                                              regarding the treatment of accrued
                                              but unpaid Contract Fees upon the
                                              sale or exchange of a Reset PERQS.

                                              Possible Alternative Tax
                                              Treatments of an Investment in the
                                              Reset PERQS

                                              Due to the absence of authorities
                                              that directly address the proper
                                              characterization of the Reset
                                              PERQS, no assurance can be given
                                              that the IRS will accept, or that
                                              a court will uphold, the
                                              characterization and tax treatment
                                              described above. In particular,
                                              the IRS could seek to analyze the
                                              U.S. federal income tax
                                              consequences of owning a Reset
                                              PERQS under Treasury regulations
                                              governing contingent payment debt
                                              instruments (the "Contingent
                                              Payment Regulations").

                                              If the IRS were successful in
                                              asserting that the Contingent
                                              Payment Regulations applied to the
                                              Reset PERQS, the timing and
                                              character of income thereon would
                                              be significantly affected. Among
                                              other things, a U.S. Holder would
                                              be required to accrue as original
                                              issue discount income, subject to
                                              adjustments, at a "comparable
                                              yield" on the Issue

                                              Price. Furthermore, any gain
                                              realized with respect to the Reset
                                              PERQS would generally be treated
                                              as ordinary income.

                                              Even if the Contingent Payment
                                              Regulations do not apply to the
                                              Reset PERQS, other alternative
                                              federal income tax
                                              characterizations or treatments of
                                              the Reset PERQS are also possible,
                                              and if applied could also affect
                                              the timing and the character of
                                              the income or loss with respect to
                                              the Reset PERQS. It is possible,
                                              for example, that a Reset PERQS
                                              could be treated as constituting a
                                              prepaid forward contract. Other
                                              alternative characterizations are
                                              also possible. Accordingly,
                                              prospective purchasers are urged
                                              to consult their tax advisors
                                              regarding the U.S. federal income
                                              tax consequences of an investment
                                              in the Reset PERQS.

                                              Proposed Legislation

                                              In recent years, several
                                              legislative proposals (including
                                              H.R. 2488 (the "Taxpayer Refund
                                              and Relief Act of 1999"), which
                                              was vetoed by the President on
                                              September 23, 1999) have included
                                              provisions (the "Constructive
                                              Ownership Legislation") which, if
                                              enacted, would treat a taxpayer
                                              owning certain types of derivative
                                              positions in property as having
                                              "constructive ownership" in that
                                              property, with the result that all
                                              or a portion of the long term
                                              capital gain recognized by such
                                              taxpayer with respect to the
                                              derivative position would be
                                              recharacterized as ordinary
                                              income. Although recent drafts of
                                              the Constructive Ownership
                                              Legislation, if enacted, would not
                                              apply to the Reset PERQS, the
                                              recent drafts would have
                                              authorized the Treasury Department
                                              to promulgate regulations
                                              (possibly with retroactive effect)
                                              to expand the application of the
                                              "constructive ownership" rule.
                                              There is no assurance that the
                                              Treasury Department would not
                                              promulgate regulations to apply
                                              the rule to the Reset PERQS. If
                                              the Constructive Ownership
                                              Legislation were to apply to the
                                              Reset PERQS, the effect on a U.S.
                                              Holder would be to treat all or a
                                              portion of the long term capital
                                              gain recognized by such U.S.
                                              Holder on sale or maturity of a
                                              Reset PERQS as ordinary income,
                                              but only to the extent such long
                                              term capital gain exceeds the long
                                              term capital gain that would have
                                              been recognized by such U.S.
                                              Holder if the U.S. Holder had
                                              acquired QCOM Stock itself on the
                                              issue date of the Reset PERQS and
                                              disposed of the QCOM Stock upon
                                              disposition of the Reset PERQS. In
                                              addition, the Constructive
                                              Ownership Legislation would impose
                                              an interest charge on the gain
                                              that was recharacterized on the
                                              sale or maturity of the Reset
                                              PERQS.

                                              Backup Withholding and Information
                                              Reporting

                                              A U.S. Holder of a Reset PERQS may
                                              be subject to information
                                              reporting and to backup
                                              withholding at a rate of 31
                                              percent of the amounts paid to the
                                              U.S. Holder, unless such U.S.
                                              Holder provides proof of an
                                              applicable exemption or a correct
                                              taxpayer identification number,
                                              and otherwise complies with
                                              applicable requirements of the
                                              backup withholding rules. The
                                              amounts withheld under the backup
                                              withholding rules are not an
                                              additional tax and may be
                                              refunded, or credited against the
                                              U.S. Holder's U.S. federal income
                                              tax liability, provided the
                                              required information is furnished
                                              to the IRS.

                                              NON-U.S. HOLDERS

                                              The following discussion assumes
                                              that the entire amount of each
                                              quarterly payment on the Reset
                                              PERQS will be attributable to the
                                              yield on the Deposit and that
                                              therefore no portion of the
                                              quarterly payments on the Reset
                                              PERQS will constitute Contract
                                              Fees.

                                              As used herein, the term "Non-U.S.
                                              Holder" means an owner of a Reset
                                              PERQS that is, for United States
                                              federal income tax purposes, (i) a
                                              nonresident alien individual, (ii)
                                              a foreign corporation, (iii) a
                                              nonresident alien fiduciary of a
                                              foreign trust or estate or (iv) a
                                              foreign partnership one or more of
                                              the members of which is, for
                                              United States federal income tax
                                              purposes, a nonresident alien
                                              individual, a foreign corporation
                                              or a nonresident alien fiduciary
                                              of a foreign trust or estate. This
                                              summary does not deal with persons
                                              that are not Non-U.S. Holders or
                                              that are subject to special rules,
                                              such as nonresident alien
                                              individuals that have lost United
                                              States citizenship or that have
                                              ceased to be taxed as United
                                              States resident aliens,
                                              corporations that are treated as
                                              foreign personal holding
                                              companies, controlled foreign
                                              corporations or passive foreign
                                              investment companies, and certain
                                              other Non-U.S. Holders that are
                                              owned or controlled by persons
                                              subject to United States federal
                                              income tax. In addition, the
                                              following summary does not apply
                                              to persons for whom interest or
                                              gain on a Reset PERQS is
                                              effectively connected with a trade
                                              or business in the United States.

                                              As described above in "United
                                              States Federal Income Taxation--
                                              General," we and every holder of a
                                              Reset PERQS agree (in the absence
                                              of an administrative determination
                                              or judicial ruling to the
                                              contrary) to characterize a Reset
                                              PERQS for all U.S. tax purposes as
                                              an investment unit consisting of
                                              the Forward Contract and the
                                              Deposit.

                                              Subject to the discussion below
                                              concerning backup withholding,
                                              payments with respect to a Reset
                                              PERQS by us or a paying agent to a
                                              Non-U.S. Holder, and gain realized
                                              on the sale, exchange or other
                                              disposition of such Reset PERQS,
                                              should not be subject to United
                                              States federal income or
                                              withholding tax, provided that:
                                              (i) such Non-U.S. Holder does not
                                              own, actually or constructively,
                                              10 percent or more of the total
                                              combined voting power of all
                                              classes of our stock entitled to
                                              vote, is not a controlled foreign
                                              corporation related, directly or
                                              indirectly, to us through stock
                                              ownership, and is not a bank
                                              receiving interest described in
                                              Section 881(c)(3)(A) of the Code;
                                              (ii) the statement required by
                                              Section 871(h) or Section 881(c)
                                              of the Code has been provided with
                                              respect to the beneficial owner,
                                              as discussed below; (iii) such
                                              Non-U.S. Holder is not an
                                              individual who is present in the
                                              United States for 183 days or more
                                              in the taxable year of
                                              disposition, or such individual
                                              does not have a "tax home" (as
                                              defined in Section 911(d)(3) of
                                              the Code) or an office or other
                                              fixed place of business in the
                                              United States; and (iv) such
                                              payment and gain are not
                                              effectively connected with the
                                              conduct by such Non-U.S. Holder of
                                              a trade or business in the United
                                              States.

                                              Sections 871(h) and 881(c) of the
                                              Code and applicable regulations
                                              require that, in order to obtain
                                              the portfolio interest exemption
                                              from withholding tax, either the
                                              beneficial owner of the Reset
                                              PERQS, or a securities clearing
                                              organization, bank or other
                                              financial institution that holds
                                              customers' securities in the
                                              ordinary course of its trade or
                                              business (a "Financial
                                              Institution") and that is holding
                                              the Reset PERQS on behalf of such
                                              beneficial owner, file a statement
                                              with the withholding agent to the
                                              effect that the beneficial owner
                                              of the Reset PERQS is not a United
                                              States person. Under United States
                                              Treasury Regulations, such
                                              requirement will be fulfilled if
                                              the beneficial owner of a Reset
                                              PERQS certifies on Internal
                                              Revenue Service Form W-8 (or any
                                              successor form), under penalties
                                              of perjury, that it is not a
                                              United States person and provides
                                              its name and address, and any
                                              Financial Institution holding the
                                              Reset PERQS on behalf of the
                                              beneficial owner files a statement
                                              with the withholding agent to the
                                              effect that it has received such a
                                              statement from the Non-U.S. Holder
                                              (and furnishes the withholding
                                              agent with a copy thereof). With
                                              respect to Reset PERQS held by a
                                              foreign partnership, under current
                                              law, the Form W-8 (or any
                                              successor form) may be provided by
                                              the foreign partnership. However,
                                              for payments with respect to a
                                              Reset PERQS after December 31,
                                              2000, unless the foreign
                                              partnership has entered into a
                                              withholding agreement with the
                                              Internal Revenue Service, a
                                              foreign partnership will be
                                              required, in addition to providing
                                              an intermediary Form W-8 (or any
                                              successor form), to attach an
                                              appropriate certification by each
                                              partner. If you are a prospective
                                              investor, you should consult your
                                              tax advisor regarding possible
                                              additional reporting requirements,
                                              including reporting requirements
                                              that apply to foreign partnerships
                                              and their partners.

                                              Under the treatment of a Reset
                                              PERQS as a unit consisting of the
                                              Deposit and the Forward Contract
                                              (as described above), a Reset
                                              PERQS held by a Non-U.S. Holder at
                                              the time of his death is likely to
                                              be subject to United States
                                              federal estate tax as a result of
                                              such individual's death, to the
                                              extent of the value of the Forward
                                              Contract, if any, unless a
                                              relevant estate tax treaty
                                              applies.

                                              Possible Alternative Tax
                                              Treatments of an Investment in a
                                              Reset PERQS.

                                              As described above in "United
                                              States Federal Income
                                              Taxation--U.S. Holders--Possible
                                              Alternative Tax Treatments of an
                                              Investment in a Reset PERQS," the
                                              IRS may seek to treat the Reset
                                              PERQS as a debt instrument subject
                                              to the Contingent Payment
                                              Regulations. If such a
                                              characterization were successful,
                                              the tax consequences to a Non-U.S.
                                              Holder of ownership and
                                              disposition of a Reset PERQS would
                                              be the same as those described
                                              immediately above. However, if the
                                              IRS sought to recharacterize a
                                              Reset PERQS as a pre-paid forward
                                              contract, it is possible that
                                              payments of stated interest made
                                              with respect to a Reset PERQS
                                              would be subject to withholding at
                                              a rate of 30%, unless a relevant
                                              income tax treaty applies. We do
                                              not currently intend to withhold
                                              on payments of stated interest
                                              with respect to a Reset PERQS, but
                                              will do so if required by law. Due
                                              to the absence of authorities that
                                              directly address instruments that
                                              are similar to a Reset PERQS,
                                              significant aspects of the U.S.
                                              federal income tax consequences of
                                              an investment in a Reset PERQS are
                                              not certain, and no assurance can
                                              be given that the IRS or the
                                              courts will agree with the
                                              characterization of a Reset PERQS
                                              as an investment unit consisting
                                              of the Forward Contract and the
                                              Deposit. Accordingly, prospective
                                              purchasers are urged to consult
                                              their tax advisors regarding the
                                              U.S. federal income tax
                                              consequences of an investment in a
                                              Reset PERQS.

                                              Backup Withholding and Information
                                              Reporting

                                              Under current Treasury
                                              Regulations, backup withholding at
                                              31% will not apply to payments by
                                              us made on a Reset PERQS if the
                                              certifications required by
                                              Sections 871(h) or 881(c) are
                                              received.

                                              Under current Treasury
                                              Regulations, payments on the sale,
                                              exchange or other disposition of a
                                              Reset PERQS made to or through a
                                              foreign office of a broker
                                              generally will not be subject to
                                              backup withholding. However, if
                                              such broker is a United States
                                              person, a controlled foreign
                                              corporation for United States tax
                                              purposes, a foreign person 50
                                              percent or more of whose gross
                                              income is effectively connected
                                              with a United States trade or
                                              business for a specified
                                              three-year period or, in the case
                                              of payments made after December
                                              31, 2000, a foreign partnership
                                              with certain connections to the
                                              United States, information
                                              reporting will be required unless
                                              the broker has in its records
                                              documentary evidence that the
                                              beneficial owner is not a United
                                              States person and certain other
                                              conditions are met or the
                                              beneficial owner otherwise
                                              establishes an exemption. Payments
                                              to or through the United States
                                              office of a broker will be subject
                                              to backup withholding and
                                              information reporting unless the
                                              Non-U.S. Holder certifies, under
                                              penalties of perjury, that it is
                                              not a United States person or
                                              otherwise establishes an
                                              exemption.

                                              Non-U.S. Holders of Reset PERQS
                                              should consult their tax advisors
                                              regarding the application of
                                              information reporting and backup
                                              withholding in their particular
                                              situations, the availability of an
                                              exemption therefrom, and the
                                              procedure for obtaining such an
                                              exemption, if available. Any
                                              amounts withheld from a payment to
                                              a Non-U.S. Holder under the backup
                                              withholding rules will be allowed
                                              as a credit against such Non-U.S.
                                              Holder's United States federal
                                              income tax liability and may
                                              entitle such Non-U.S. Holder to a
                                              refund, provided that the required
                                              information is furnished to the
                                              Internal Revenue Service.